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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Old Kent Thrift Plan of our report dated June 5, 2000, included in Old Kent Financial Corporation's Form 11-K covering the Old Kent Thrift Plan for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP




Chicago, Illinois
June 19, 2001